Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Managers

Liberty Resources LLC

Denver, Colorado

We have audited the accompanying statement of operating revenues and direct operating expenses of Properties to be acquired by Kodiak Oil & Gas Corp. from Liberty Resources LLC for the year ended December 31, 2012, and the related notes.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on this financial statement based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the statement of operating revenues and direct operating expenses referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses, described in Note 1, of the Properties to be acquired by Kodiak Oil & Gas Corp. from Liberty Resources LLC for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

BASIS OF ACCOUNTING

We draw attention to Note 1 of the financial statement, which describes the basis of accounting.  The financial statement is prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete financial presentation of Properties to be acquired by Kodiak Oil & Gas Corp.

Denver, Colorado

July 11, 2013

EKS&H LLLP

STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
OF PROPERTIES TO BE ACQUIRED BY KODIAK OIL & GAS CORP.

(In Thousands)

	FOR THE YEAR ENDED DECEMBER 31,	FOR THE THREE- MONTH PERIODS ENDED MARCH 31,
	2012	2013	2012
		(unaudited)	(unaudited)

OPERATING REVENUES:
Oil sales	$82,256	$41,725	$4,587
Gas sales	1,621	754	123
Total operating revenues	83,877	42,479	4,710

DIRECT OPERATING EXPENSES:
Lease operating expense	8,327	4,352	316
Production taxes	9,490	4,793	529
Total direct operating expenses	17,817	9,145	845

OPERATING REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$66,060	$33,334	$3,865

See accompanying notes to the Statements of Operating Revenues and Direct Operating Expenses.

NOTES TO STATEMENTS OF OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

1.         BASIS OF PRESENTATION:

On June 2, 2013, Kodiak Oil & Gas Corp. together with its wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc. (collectively, the “Company”, “Kodiak” or “Buyer”), entered into a definitive purchase and sale agreement and a separate letter agreement (together the “Agreements”) with Liberty Resources LLC, a Delaware limited liability company (the “Seller” or “Liberty”), under which Kodiak has agreed to acquire certain oil and gas leaseholds, overriding royalty interests and producing properties located in the State of North Dakota (the “Properties”), and various permits, contracts, equipment and other assets, including the assignment and assumption of a drilling rig contract (together with the Properties, the “Assets”).  The effective date for the acquisition of the Assets is March 1, 2013.  The closing of the acquisition of the Assets is expected to take place on July 12, 2013, subject to the satisfaction of customary closing conditions.  The aggregate purchase price for the acquisition of the Assets is $680 million, as amended, subject to adjustment.  Kodiak is required to pay the full purchase price, as adjusted, in cash at closing.

The accompanying statements of operating revenues and direct operating expenses of Properties to be acquired by Kodiak (the “Statements”) were prepared by the Seller based on carved-out financial information and data from the Properties’ historical accounting records.  Because the Properties are not separate legal entities, the accompanying Statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the ownership and operation of the Properties including, but not limited to, general and administrative expenses, interest expense, and other indirect expenses.  These costs were not separately allocated to the Properties in the accounting records of the Seller.  In addition, these allocations, if made using historical general and administrative structures, would not produce allocations that would be indicative of the historical performance of the Properties had they been Kodiak’s properties due to the differing size, structure, operations and accounting policies of the Seller and Kodiak.  The accompanying Statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which Kodiak will incur upon the allocation of the purchase price paid for the Properties.  Furthermore, no balance sheet has been presented for the Properties, because not all of the historical cost and related working capital balances are segregated or easily obtainable, nor has information about the Properties’ operating, investing and financing cash flows been provided for similar reasons.  Accordingly, the accompanying Statements are presented in lieu of the financial statements required under Rule 3–05 of Securities and Exchange Commission Regulation S–X.

NOTES TO STATEMENTS OF OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

The financial information for the three months ended March 31, 2013 and 2012 is unaudited.  In the opinion of management, this information contains all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of the operating revenues and direct operating expenses for the periods presented in accordance with the indicated basis of presentation.  The operating revenues and direct operating expenses for interim periods are not necessarily indicative of the operating revenues and direct operating expenses for the full fiscal year.

2.         USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS:

The preparation of the statements of operating revenues and direct operating expenses of Properties to be acquired by Kodiak in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of operating revenues and direct operating expenses during the respective reporting periods.  Actual results may differ from the estimates and assumptions used in the preparation of the statements of operating revenues and direct operating expenses of Properties to be acquired by Kodiak.

3.              COMMITMENTS AND CONTINGENCIES:

Pursuant to the terms of the Agreements, there are no known claims, litigation or disputes pending as of the effective date of the Agreements, or any matters arising in connection with indemnification, and the Buyer and Seller are not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statement of operating revenues and direct operating expenses of Properties to be acquired by Kodiak.

Under the terms of the Agreements, Kodiak will assume one drilling rig contract.  The contract expires in 2014.  In the event of early termination under this contract, Kodiak would be obligated to pay an aggregate amount of approximately $7.9 million as of July 12, 2013 as required under the terms of the contract.

4.         REVENUE RECOGNITION:

Liberty records revenues from the sales of crude oil and natural gas when they are produced and sold. There were no gas imbalances at December 31, 2012.

5.         DIRECT OPERATING EXPENSES:

Direct operating expenses are recorded when the related liability is incurred.  Direct operating expenses include lease and gathering operating expenses, well workover costs, ad valorem taxes and production taxes.  Certain costs such as depletion, depreciation and amortization, accretion of asset retirement obligations, general and administrative expenses and interest expense were not allocated to the Properties.

NOTES TO STATEMENTS OF OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

6.              SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (unaudited):

Estimated quantities of proved oil and gas reserves of the Properties were derived from reserve estimates prepared by a third party as of December 31, 2012. The estimated quantities of proved oil and gas reserves of the Properties as of December 31, 2011 were derived from reserve estimates prepared internally by the Seller.  Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. All of the Properties’ proved reserves are located in the continental United States.

Guidelines prescribed in ASC Topic 932 have been followed for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves.   Future cash inflows and future production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated quantities of oil and gas to be produced in the future.  The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor.  Future operating costs are determined based on estimates of expenditures to be incurred in producing the proved oil and gas reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions, plus overhead incurred.  Future development costs are determined based on estimates of capital expenditures to be incurred in developing proved oil and gas reserves.

The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC.  These assumptions do not necessarily reflect Kodiak’s expectations of actual revenues to be derived from those reserves, nor their fair value.  The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Kodiak emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties.  Accordingly, these estimates are expected to change as future information becomes available.  The standardized measure excludes income taxes as the tax basis for the Properties could not be determined or reasonably estimated for the periods presented.  In addition, the tax basis of the Properties to be acquired by Kodiak will differ from that of Liberty so any tax provision is not relevant.

The following reserve quantity and future net cash flow information for 2012 and 2011 was prepared by a third party and the Seller, respectively, based on information of the Properties provided by the Seller.

NOTES TO STATEMENTS OF OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

The following table sets forth information for the year ended December 31, 2012 with respect to changes in the Properties’ proved (i.e., proved developed and undeveloped) reserves:

	Crude Oil	Natural Gas
	(Mbbl)	(MMcf)

January 1, 2012	29,955	24,664
Extensions	4,906	5,337
Revisions	913	4,138
Acquisitions	315	300
Production	(1,005)	(274)
December 31, 2012	35,084	34,165

Proved developed reserves, included above:
Balance, December 31, 2012	8,968	8,001
Proved undeveloped reserves, included above:
Balance, December 31, 2012	26,116	26,164

As of December 31, 2012, the Properties had estimated proved reserves of 35,084 Mbbl of oil and 34,165 MMcf of natural gas and with a standardized measure, excluding income taxes, of $558.7 million.  The Properties’ reserves are comprised of 86% crude oil and 14% natural gas on an energy equivalent basis.

The following values for the oil and gas reserves at December 31, 2012 are based on prices of $94.71 per bbl and $4.50 per Mcf. These prices were based on the 12 month arithmetic average of the first-day-of-the-month prices January through December 31, 2012.  The crude oil pricing was based off the West Texas Intermediate price and natural gas pricing was based off the average prices in the Bakken.  All prices have been adjusted for transportation, quality and basis differentials.

The following summary sets forth the Properties’ future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in ASC Topic 932:

December 31, 2012
(000’s)

Future oil and gas sales	$3,147,270
Future production costs	(672,923)
Future development costs	(725,257)
Future net cash flows	1,749,090
10% annual discount	(1,190,405)

Standardized measure (excluding income taxes) of discounted future net cash flows	$558,685

NOTES TO STATEMENTS OF OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

The principal sources of changes in the standardized measure of discounted future net cash flows are:

For the Year Ended December 31, 2012
(000’s)

Balance at beginning of period	$401,986

Sales of oil and gas, net of production costs	(66,060)
Net change in prices and production costs	(38,968)
Net change in future development costs	(17,849)
Extensions	64,003
Acquisition of reserves	16,267
Revisions of previous quantity estimates	21,963
Previously estimated development costs incurred	154,792
Accretion of discount	40,199
Other	(17,648)

Balance at end of period	$558,685